NXT Nutritionals Holdings, Inc. Consolidated Pro Forma

		Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Month	Year	Year	Year
		1	2	3	4	5	6	7	8	9	10	11	12	1	2	3
		Jan 2010

Revenue
	SUSTA Packets	$220,320	$330,480	$443,388	$474,344	$505,300	$536,256	$567,213	$667,213	$720,213	$829,125	$928,620	$1,040,054	$7,262,526	$16,848,874	$25,020,576
	SUSTA Bowl & on line sales	12,500	18,125	24,750	28,462	32,732	49,500	56,925	71,156	88,945	111,181	138,977	173,721	806,974	3,564,000	6,174,837
	HD Yogurt Smoothies	$125,500	$205,000	$230,000	$245,000	$295,000	$315,000	$340,000	$395,000	$410,000	$430,000	$455,000	$475,000	$3,920,500	$5,488,700	$6,860,875
hd	Less Allowances & Discounts	(18,825)	(30,750)	(34,500)	(36,750)	(44,250)	(47,250)	(51,000)	(59,250)	(61,500)	(64,500)	(68,250)	(71,250)	(588,075)	(823,305)	(1,029,131)
S	Less Allowances & Discounts	(5,508)	(8,262)	(11,085)	(11,859)	(12,633)	(13,406)	(14,180)	(16,680)	(18,005)	(20,728)	(23,216)	(26,001)	(181,563)	(421,222)	(625,514)
Total Revenue		333,987	514,593	652,553	699,197	788,782	840,100	898,958	1,057,439	1,139,653	1,285,078	1,431,132	1,591,524	11,220,362	24,657,047	36,401,642

Expenses
	Cost of Goods Sold:
	SUSTA Packets	149,818	224,726	301,504	322,554	343,604	364,654	385,705	453,705	489,745	563,805	631,462	707,237	4,938,518	11,457,234	17,013,992
	SUSTA Bowl & on line sales	7,625	11,056	15,098	17,362	19,967	30,195	34,724	43,405	54,256	67,820	84,776	105,970	492,254	2,174,040	3,766,651
	HD Yogurt Smoothies	81,575	133,250	149,500	159,250	191,750	204,750	221,000	256,750	266,500	279,500	295,750	308,750	2,548,325	3,567,655	4,459,569
	Freight	21,709	33,449	42,416	45,448	51,271	54,606	58,432	68,734	74,077	83,530	93,024	103,449	729,324	1,602,708	2,366,107
	Total Cost of Goods	260,727	402,481	508,517	544,614	606,591	654,206	699,861	822,594	884,579	994,655	1,105,011	1,225,406	8,708,420	18,801,637	27,606,318
	Gross Profit	73,260	112,112	144,036	154,584	182,191	185,894	199,096	234,845	255,074	290,422	326,120	366,118	2,511,942	5,855,410	8,795,325
		22%	22%	22%	22%	23%	22%	22%	22%	22%	23%	23%	23%	22%	24%	24%

SG&A Expenses:
	Sales	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	300,000	360,000	420,000
	Marketing	40,000	45,000	50,000	55,000	60,000	65,000	70,000	75,000	80,000	85,000	90,000	95,000	810,000	1,000,000	1,600,000
	Office Administration	18,500	18,500	18,500	18,500	18,500	18,500	18,500	18,500	18,500	18,500	18,500	18,500	222,000	150,000	325,000
	Operations	6,000	6,000	6,000	6,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	104,000	140,000	240,000
	Technology	10,000	10,000	10,000	10,000	10,000	10,000	12,500	12,500	12,500	12,500	12,500	12,500	135,000	180,000	290,000
	Professional Sevices	10,000	10,000	10,000	10,000	10,000	15,000	20,000	20,000	20,000	20,000	20,000	20,000	185,000	250,000	390,000
	Overhead	13,050	13,050	13,050	13,050	13,050	15,000	15,000	15,000	15,000	15,000	15,000	15,000	170,250	240,000	300,000
	Travel & Ent.	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	7,500	7,500	65,000	125,000	175,000
	Legal/Gov. Aff Consultant	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	90,000	50,000	70,000
	Accounting	5,500	5,500	5,500	5,500	5,500	5,500	5,500	5,500	5,500	5,500	5,500	5,500	66,000	15,000	20,000
	Printing & Reproduction	2,940	2,940	2,940	2,940	2,940	2,940	4,410	4,410	4,410	4,410	5,500	5,500	46,280	75,000	85,000
Total SG&A Expenses		143,490	148,490	153,490	158,490	167,490	179,440	193,410	198,410	203,410	208,410	217,000	222,000	2,193,530	2,585,000	3,915,000

EBITDA		(70,230)	(36,378)	(9,454)	(3,906)	14,701	6,454	5,686	36,435	51,664	82,012	109,120	144,118	318,412	3,270,410	4,880,325
				-1%	-1%	2%	1%	1%	3%	5%	6%	8%	9%	3%	13%	13%

	Initial Inventory	200,000												200,000

Net Income		$(270,230)	$(36,378)	$(9,454)	$(3,906)	$14,701	$6,454	$5,686	$36,435	$51,664	102,012	$109,120	$144,118	$118,412	$3,270,410	$4,880,325

The projections are based upon an assumed capital raise of $5 million.